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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-53546 of Morgan Stanley Dean Witter International Value Equity Fund on Form N-1A of our report dated February 16, 2001 and to the reference to us under the captions "Investment Management and Other Services - Custodian and Independent Auditors" and "Financial Statements - Experts" both of which appear in the Statement of Additional Information, which is part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
February 16, 2001